                      FOURTH AMENDMENT TO LOAN AGREEMENT


     This FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of the 12th day of April, 1999, between NATIONSBANK, N.A., a national banking association (the "Lender"), and METROTRANS CORPORATION, a Georgia corporation (the "Borrower").


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Lender and the Borrower have entered into that certain Loan Agreement dated as of September 5, 1997 (as amended to date, the "Loan Agreement"); and

     WHEREAS, certain Events of Default exist under the Loan Agreement and the other Loan Documents; and

     WHEREAS, the Borrower has requested that the Lender waive such Events of Default and increase the Commitment under the Loan Agreement; and

     WHEREAS, in consideration of such waiver and such increase in the Commitment, the Borrower has agreed to grant to the Lender a lien on and security interest in all assets, real and personal, of the Borrower.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2. The Borrower hereby acknowledges that it has failed to comply with Sections 6.1, 7.9, 7.10 and 7.12 of the Loan Agreement. The Lender waives any Event of Default arising from such noncompliance with the foregoing provisions of the Loan Agreement (the "Specified Defaults"). Such waiver shall not apply to any other Default or Event of Default under the Loan Agreement or any of the other Loan Documents, whether now existing or hereafter arising, it being understood that the Lender is hereby retaining all of its rights and remedies under the Loan Agreement and the other Loan Documents with respect to any Default or Event of Default other than the Specified Defaults. The Borrower also acknowledges that such waiver by the Lender has not created and does not create any course of dealing between the Borrower and the Lender or any obligation on the part of the Lender with respect to any future restructuring or modification of the Loan Agreement or any of the other Loan Documents, or any future or additional fundings or extensions of credit by the Lender thereunder. Other than the Specified Defaults, the Lender is aware of no other Events of Default under the Loan Agreement.

     3.   The Loan Agreement is hereby amended as follows:

          (a) Insert the following definitions of "Account Debtor", "Amended and Restated Note", "Collateral", "Inventory", "Inventory Value", "Lockbox", "Lockbox Agreement", "Mortgages", "Pledge Agreement", "Receivables", "Trademark Assignments", "Security Agreements" and "Uniform Commercial Code" in SECTION 1.1 in appropriate alphabetical order as follows:

               "Account Debtor" shall mean a Person who is obligated on a
                --------------
               Receivable.

               "Amended and Restated Note" shall mean that certain promissory
                -------------------- ----
               note dated as of April __, 1999 in the original principal amount of Twenty-Three Million Dollars ($23,000,000) issued to the Lender by the Borrower, in form and substance acceptable to the Lender, and any other notes executed and delivered by the Borrower to the Lender with respect to the Loans, and any amendments, renewals or extensions of the foregoing.

               "Collateral" shall have the meaning ascribed to such term in the
                ----------
               Security Agreements, and shall include, without limitation, all Inventory and Receivables of the Borrower and its Subsidiaries, and all proceeds thereof.

               "Inventory" shall mean all inventory of the Borrower and its
                ---------
               Subsidiaries as such term is defined in the Uniform Commercial Code and shall include, without limitation, (a) all goods intended for sale or lease by the Borrower or any of its Subsidiaries, or for display or demonstration, and other products intended for sale by the Borrower or any of its Subsidiaries to its customers, (b) all work in process, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's business, and (d) all documents evidencing and general intangibles relating to any of the foregoing.

               "Inventory Value" shall mean the value of the Inventory of the
                ---------------
               Borrower and its Subsidiaries, calculated in accordance with GAAP consistently applied.

               "Lockbox" shall mean the U.S. Post Office Box established with
                -------
               the Lender for the receipt of payments relating to or constituting proceeds of the Receivables of the Borrower and its Subsidiaries or of any other Collateral.

               "Lockbox Agreement" shall mean that certain Lockbox Agreement by
                -----------------
               and between the Borrower and the Lender, in form and substance satisfactory to the Lender, concerning the collection of payments which represent the proceeds of the Receivables of the Borrower or any of its Subsidiaries or any other Collateral.

               "Mortgages" shall mean any and all of the mortgages, leasehold
                ---------
               mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower or any of its Subsidiaries to or for the benefit of the Lender by which the Lender acquires a Lien on all of the Borrower's or such Subsidiary's real estate or a collateral assignment of the Borrower's or any of its Subsidiaries' interest under leases of real estate, and all amendments, modifications and supplements thereto.

               "Pledge Agreement" shall mean the Stock Pledge Agreement pursuant
                ----------------
               to which the Borrower grants to the Lender a first priority security interest in all of the capital stock of each Subsidiary of the Borrower, as the same may be amended, modified or supplemented from time to time.

               "Receivables" shall mean (a) any and all rights to the payment of
                -----------
               money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, (b) all guarantees, security and liens for payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

               "Security Agreements" shall mean those certain Security
                -------------------
               Agreements by the Borrower and each of its Subsidiaries, respectively, in favor of the Lender, as the same may be amended, modified or supplemented from time to time, pursuant to which the Borrower and each such Subsidiary grant to the Lender a first-priority Lien on and security interest in all personal property of the Borrower and each such Subsidiary.

               "Trademark Assignments" shall mean those certain Conditional
                ---------------------
               Assignment and Trademark Security Agreements executed by the Borrower and each of its Subsidiaries, respectively, in favor of the Lender, as the same may be amended, modified or supplemented from time to time.

               "Uniform Commercial Code" shall mean the Uniform Commercial Code
                -----------------------
               as in effect from time to time in the State of Georgia.

          (b) Delete the definitions of "Commitment", "Default Rate", "Maturity Date", "Note", "Obligations", "Prime Rate Basis", "Restricted Payment" and "Security Documents" set forth in SECTION 1.1 and replace them with the following:

               "Commitment" shall mean, subject to the mandatory reductions set
                ----------
               forth in Section 2.5, the obligation of the Lender to make Advances to, or issue Letters of Credit on behalf of, the Borrower from time to time, pursuant to the terms hereof in the aggregate amount outstanding of Twenty-Three Million Dollars ($23,000,000).

               "Default Rate" shall mean the rate of interest otherwise in
                ------------
               effect under this Agreement plus three (3) percentage points.

               "Maturity Date" shall mean May 31, 2000, or such earlier date as
                -------------
               payment of the remaining outstanding principal amount of the Loans or of all remaining outstanding Obligations shall be due (whether by acceleration or otherwise).

               "Obligations" shall mean (a) all payment and performance
                -----------
               obligations of every kind, nature and description of the Borrower, its Subsidiaries and any other obligors to the Lender under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries or any other such obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising; (b) the obligation to pay an amount equal to the amount of any and all damage which the Lender may suffer by reason of a breach by the Borrower, any of its Subsidiaries, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document; (c) any obligation to the Lender in respect of the Letters of Credit; (d) all indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of its Subsidiaries to the Lender of any kind, nature and description arising under or in respect of checking and operating account relationships between the Borrower or any of its Subsidiaries and the

               Lender; and (e) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of its Subsidiaries to the Lender or any Affiliate of the Lender of any kind, nature and description.

               "Prime Rate Basis" shall mean a simple rate of interest equal to:
                ----------------
               (a) through and including August 31, 1999, (i) with respect to the first Twenty Million Dollars ($20,000,000) of Obligations outstanding, the Prime Rate; and (ii) with respect to all outstanding Obligations in excess of Twenty Million Dollars ($20,000,000), the Prime Rate plus two percent (2%); and (b) from September 1, 1999 and thereafter, the Prime Rate plus two percent (2%).

               "Restricted Payment" shall mean (a) any direct or indirect
                ------------------
               distribution, dividend, or other payment to any Person on account of any shares of capital stock or other securities of the Borrower (other than dividends payable solely in shares of the Borrower's capital stock), and (b) any payment of management, consulting or similar fees payable by the Borrower to any Person who is an Affiliate of the Borrower.

               "Security Documents" shall mean the Security Agreements, the
                ------------------
               Mortgages, each Subsidiary Guaranty, the Trademark Assignments, the Pledge Agreement, all Uniform Commercial Code financing statements, the Lockbox Agreement, and each other writing executed and delivered by the Borrower or any other Person securing the Obligations.

          (c)  Delete SECTION 2.4 in its entirety.

          (d) Delete SECTION 2.5 in its entirety and insert a new SECTION 2.5 as follows:

               Section 2.5    Reduction of Commitment.
                              -----------------------

               (a) On August 18, 1999, November 17, 1999, April 1, 2000, and May 16, 2000, the Commitment shall automatically reduce in an amount equal to thirty percent (30%) of the decrease in the Inventory Value for the Borrower's fiscal quarter most recently ended from the Inventory Value for the immediately preceding fiscal quarter. In addition to and without limiting the foregoing, the Commitment shall automatically reduce to Twenty Million Dollars ($20,000,000) on December 31, 1999. On each of the dates set forth in this Section 2.5(a), the Borrower shall pay the amount necessary to reduce the amount of the Loans outstanding under the Commitment to not more than the amount of the Commitment as so reduced, together with accrued interest on the amounts so repaid.

               (b)  Without limiting the mandatory reductions set forth in
               Section 2.5(a), the Borrower shall have the right, at any time and from time to time prior to the Maturity Date, upon at least thirty (30) days' prior irrevocable, written notice to the Lender, to cancel or reduce permanently all or a portion of the Commitment, provided that any such partial reduction shall be made in increments of not less than $500,000. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay the amount necessary to reduce the amount of the Loans outstanding under the Commitment to not more than the amount of the Commitment as so reduced, together with accrued interest on the amounts so prepaid.

          (e)  Insert a new SECTION 2.9(E) as follows:

               (e) The Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables of the Borrower or any of its Subsidiaries, or of any other Collateral, to be forwarded to a Lockbox, and in particular the Borrower will (i) advise each Account Debtor with respect to sales made on credit to address all remittances with respect to amounts payable on account of any Receivables to the Lockbox, and
               (ii) cause all invoices relating to any such amounts to indicate that payment is to be made to the Borrower via the Lockbox at Post Office Box 281833, Atlanta, Georgia 30384-1833. So long as no Event of Default exists and is continuing, the funds on deposit with the Lender in the Lockbox Account (as such term is defined in the Lockbox Agreement) shall be subject to the Borrower's control. Any moneys, checks, notes, drafts or other payments referred to in this SECTION 2.9(E) which are received by or on behalf of the Borrower or any of its Subsidiaries will be held in trust for the Lender and will be delivered to the Lender as promptly as possible in the exact form received, together with any necessary endorsements.

          (f)  Delete SECTION 4.1(R) in its entirety.

          (g) Delete the last sentence of SECTION 4.1(U) and replace it with the following:

               All of the tangible personal property of the Borrower and its Subsidiaries, other than mobile goods, is located as specified in

               Schedule 5.
               ----------

          (h)  Insert a new SECTION 4.1(BB) as follows:

                    (bb) Year 2000 Compliance. The Borrower has (a) initiated a review and--------------------assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

          (i) Delete SECTION 5.7 in its entirety and insert a new SECTION 5.7 as follows:

                    Section 5.7  Visits and Inspections.  The Lender (by any of
                                 ----------------------
               its officers, employees or agents) shall have the right at any time or times to (a) visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss the Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to the Borrower or any of its Subsidiaries, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower and each of its Subsidiaries will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Borrower or any of its Subsidiaries.

          (j)  Insert a new SECTION 5.17 and a new SECTION 5.18 as follows:

                    Section 5.17  Year 2000 Compliance.  The Borrower will
                                  --------------------
               promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in Section 4.1(bb)).

                    Section 5.18  Certificates of Title.  Promptly upon request
                                  ---------------------
               by the Lender, and in any event within five (5) Business Days after any such request, the Borrower will, and will cause its Subsidiaries to, provide to the Lender all certificates of title and certificates of origin with respect to any vehicles or other Collateral for which such certificates exist and take all steps requested by the Lender to have the Lender's Lien noted thereon.

          (k) Delete SECTION 6.3 in its entirety and replace it with the following:

               Section 6.3  Performance Certificates.  At the time the financial
                            ------------------------
               statements are furnished pursuant to Sections 6.1, 6.2 and 6.8, a certificate of the president or chief financial officer of the Borrower as to its financial performance:

                    (a) setting forth as and at the end of the applicable period the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Section 7.9; and

                    (b) stating that no Default or Event of Default has occurred as at the end of such period, or, if a Default or Event of Default has occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

          (l)  Insert the following sentence at the end of SECTION 6.5(A):

               In addition to and without limiting the foregoing, the Borrower shall promptly inform the Lender in writing of all material developments with respect to any such proceedings, investigations and actions, including, but not limited to, any action, litigation or dispute between the Borrower and Mayflower.

          (m)  Insert a new SECTION 6.7 and a new SECTION 6.8 as follows:

                    Section 6.7  Weekly Financial Statements and Information. In
                                 -------------------------------------------
               addition to the annual, quarterly and monthly financial statements provided for in Sections 6.1, 6.2 and 6.8, respectively, not later than the third Business Day of any calendar week, the following financial information, in each case on a consolidated and consolidating basis with its Subsidiaries:
               (a) a thirteen-week rolling cash flow projection, (b) an accounts payable aging, (c) an accounts receivable aging, and (d) a schedule of Inventory. Such schedule of Inventory shall include as much of the Inventory of the Borrower and its Subsidiaries as the Borrower can reasonably provide, and in any event shall include the following: (v) all new finished bus Inventory located in Griffin, Georgia; (w) all buses used as demonstrator models; (x) all bus Inventory of Bus Pro, Inc.; (y) all Irizar Inventory; and (z) the number of buses that then constitute work-in-process Inventory, sorted by those in the raw body, painting, and finishing stages. The Borrower shall deliver schedules of parts and raw materials Inventory as often as is reasonably feasible, but in any event, Borrower shall deliver such information along with the quarterly financial statements provided for in Section 6.2.

                    Section 6.8  Monthly Financial Statements and Information.
                                 --------------------------------------------
               In addition to the annual, monthly and weekly financial information provided for in Sections 6.1, 6.2 and 6.7, respectively, within fifteen (15) days after the last day of each calendar month, beginning with the calendar month of October, 1999, the balance sheets of the Borrower on a consolidated and consolidating basis with its Subsidiaries, as at the end of such calendar month and as of the end of the preceding fiscal year, and the related statements of cash flows of the Borrower on a consolidated and consolidating basis with its Subsidiaries, for such calendar month and for the elapsed portion of the year ended with the last day of such calendar month, which shall set forth in comparative form such figures as at the end of and for such calendar month and appropriate prior calendar period, shall provide consolidated and consolidating figures with respect to Acquisitions consummated during such calendar period, and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Subsidiaries, as at the end of such calendar month, and the results of operations for such calendar month, and for the elapsed portion of the year ended on the last day of such calendar month, subject only to normal year-end and audit adjustments.

          (n) Delete SECTION 7.1(I) in its entirety and replace it with the following:

                    (i) Indebtedness under deferred compensation plans in an aggregate principal amount outstanding at any time not to exceed the amount outstanding as of March 31, 1999;

          (o) Delete SECTION 7.4(A) in its entirety and replace it with the following:

                    (a)    Disposition of Assets.  The Borrower shall not, and
                           ---------------------
               shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, transfer, assign, swap, or otherwise dispose of any asset without the prior written consent of the Lender other than (i) sales of Inventory in the ordinary course of business; (ii) obsolete or immaterial assets disposed of in the ordinary course of business; (iii) dispositions by the Borrower to a Subsidiary or between two (2) Subsidiaries (so long as any such Subsidiary has executed a Subsidiary Guaranty, a Security Agreement, a Trademark Assignment and such other documentation as the Lender may reasonably request to create and perfect the Lender's first-priority Lien on and Security Interest in the assets of such Subsidiary); (iv) dispositions of Inventory owned by Bus Pro, Inc. as of April __, 1999; (v) Inventory consisting of demonstrator models owned by the Borrower or any of its Subsidiaries as of April ___, 1999; and (vi) other dispositions by the Borrower and its Subsidiaries in an aggregate amount not to exceed $250,000 in any fiscal year.

          (p)  Insert the following new SECTION 7.5(D):

               or (d) any Guaranty of the Obligations by any Subsidiary of the Borrower.

          (q) Delete SECTIONS 7.8, 7.9, 7.10, 7.11 and 7.12 in their entirety and replace them with the following:

                    Section 7.8  Restricted Payments and Purchases.  The
                                 ---------------------------------
               Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, except that any of the Borrower's wholly-owned Subsidiaries may pay dividends solely to the Borrower.

                    Section 7.9  Financial Ratios
                                 ----------------

                    (a)  Minimum Tangible Net Worth.  The Borrower shall not
                         --------------------------
               permit its Tangible Net Worth, as of the fiscal quarters ending July 4, 1999 and October 3, 1999, and as of any fiscal month end thereafter, to be less than (i) the Borrower's Tangible Net Worth as of April 4, 1999, minus (ii) $500,000. For purposes of this Section 7.9(a), Tangible Net Worth shall be calculated by adding back to net income for the applicable period (i) any fees or costs actually paid or outstanding under Section 10. of this Agreement and (ii) professional fees actually paid or outstanding, but not to exceed: (A) $650,000 for the Borrower's second fiscal quarter of its 1999 fiscal year; and (B) $500,000 for each fiscal quarter thereafter. For purposes of this Section 7.9, the term "professional fees" shall mean and include fees incurred by the Borrower or any of its Subsidiaries to attorneys, accountants, consultants or other professionals in a similar capacity, but shall not include any fees or costs owed to the Lender by the Borrower under Section 10. of this Agreement.

                    (b)  Maximum Inventory.  The Borrower shall not permit the
                         -----------------
               Inventory Value, as of the fiscal quarters ending July 4, 1999 and October 3, 1999, and as of any calendar month end thereafter, to be greater than (A) the Inventory Value as of April 4, 1999, plus (B) $250,000.

                    (c)  Minimum Net Income.  The Borrower shall not permit its
                         ------------------
               Net Income, as of the fiscal quarter ending July 4, 1999 and as of any fiscal quarter end thereafter, to be less than negative $500,000 for any such fiscal quarter. For purposes of this
               Section 7.9(c), Net Income shall be calculated by adding back to net income for the applicable period (i) any fees or costs actually paid or outstanding under Section 10 of this Agreement and (ii) professional fees actually paid or outstanding, but not to exceed: (A) $650,000 for Borrower's second fiscal quarter of its 1999 fiscal year, and (B) $500,000 for each fiscal quarter thereafter.

                    Section 7.10  Capital Expenditures.  The Borrower and its
                                  --------------------
               Subsidiaries shall not make or incur Capital Expenditures in excess of $500,000, in the aggregate, in any calendar year.

          (r) Delete SECTION 8.1(B) in its entirety and replace it with the following:

                    (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lender under any of the Loan Documents, or any of them, when due, and such default shall be unremedied for ten (10) days, or (ii) any principal under the Notes when due; or

          (s) Delete SECTION 8.1(E) in its entirety and replace it with the following:

                    (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section
               8.1 of this Agreement) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default (without duplication of any cure period contained in any such Loan Document); provided, however, that such thirty-day cure period shall not apply to any default or breach (i) of Section 5 of any Security Agreement; (ii) that constitutes a material violation of the Lockbox Agreement; (iii) of Section 5 of any Trademark Assignment; or (iv) of Section 6 of the Pledge Agreement.

          (t) Delete SECTION 8.1(K) in its entirety and replace it with the following:

                    (k) There shall occur (i) any default under any other document, instrument or agreement, other than any of the Mayflower Subordinated Loan Documents, relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $500,000; or (ii) any event which directly or indirectly causes the Borrower or any of its Subsidiaries to be required to offer to prepay any Indebtedness, except for the Mayflower Subordinated Debt, or which directly or indirectly gives any holder of any Indebtedness, other than the Mayflower Subordinated Debt, of the Borrower or any of its Subsidiaries the right to require the Borrower or any of its Subsidiaries to prepay any such Indebtedness under any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $500,000, other than the Mayflower Subordinated Loan Documents; or (iii) any default under any Interest Rate Hedge Agreement having a notional principal amount of $250,000 or more; or

          (u)  Insert new SECTIONS 8.1(N), (O), (P), (Q) and (R) as follows:

                    (n) Any of the Pledged Collateral (as such term is defined in the Pledge Agreement) shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any Lien or distress;

                    (o) There shall occur any termination or withdrawal of any Guaranty of any of the Obligations; or

                    (p) Any third party shall seize any of the Collateral with an aggregate fair market value of $50,000 or more;

                    (q) Hank Murphy shall cease to be an officer of the Borrower and be involved in the day-to-day management of the Borrower, and a replacement reasonably satisfactory to the Lender shall not be appointed within thirty (30) days; provided, however, that any individual with qualifications which are reasonably similar to the qualifications of chief executive officers of similarly situated companies shall be deemed to be satisfactory to the Lender;

                    (r) The Borrower shall cease to employ Arthur Andersen & Co. (or one of its Affiliates) as a turnaround or crisis-management consultant, and a replacement consulting firm reasonably satisfactory to the Lender shall not be employed within thirty (30) days; provided, however, that a replacement consulting firm shall be deemed to be satisfactory to the Lender if its qualifications with respect to turnarounds and crisis management are reasonably similar to those of Arthur Anderson & Co.

          (v)  Delete SECTION 10.13 and replace it with the following:

                    Section 10.13  Arbitration.
                                   -----------

                    (a) EXCEPT AS SET OUT BELOW, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT (COLLECTIVELY, "CLAIM"), SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CLAIM IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR ANY JUDICIAL RELIEF SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

                    (b)  SPECIAL RULES. ANY ARBITRATION SHALL BE CONDUCTED IN
                         -------------
               THE COUNTY OF THE BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S., WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS

               ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

                    (c)  RESERVATION OF RIGHTS.  NOTHING IN THIS SECTION 10.13
                         ---------------------
               SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF ANY PARTY HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST OR SELL ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
               TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. ANY PARTY MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE OR SELL COLLATERAL OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NONE OF THESE ACTIONS SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CLAIM OCCASIONING RESORT TO SUCH REMEDIES OR PROCEDURES.

                    (d)  WAIVER OF CERTAIN DAMAGES. THE PARTIES HERETO WAIVE ANY
                         -------------------------
               RIGHT OR REMEDY EITHER MAY HAVE AGAINST THE OTHER TO RECOVER PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF ANY CLAIM WHETHER THE CLAIM IS RESOLVED BY ARBITRATION OR BY JUDICIAL ACTION.

          (w) Delete each of the Schedules to the Loan Agreement and replace them with the Schedules attached hereto.

     4. The effectiveness of this Amendment is expressly conditioned upon the execution and/or delivery by the Borrower of the following documents, each of which shall be acceptable to the Lender and its counsel in form and substance:

          (a)  this Amendment;

          (b)  the Amended and Restated Note;

          (c)  the Security Agreements;

          (d) the Mortgages, together with all other instruments, certificates, affidavits and other documents requested by the Lender in connection therewith;

          (e) the Pledge Agreement, together with all original stock certificates of each Subsidiary of the Borrower and blank stock powers for each such Subsidiary;

          (f)  the Trademark Assignments;

          (g)  the Lockbox Agreement;

          (h) Uniform Commercial Code financing statements naming the Borrower and each of its Subsidiaries as debtor and the Lender as secured party for filling in each jurisdiction which the Lender deems necessary or appropriate in its sole discretion;

          (i) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral, together with loss payable clauses naming the Lender as an additional insured and loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(iii) such policy and loss payable clauses may not be canceled, amended or terminated unless at least 30 days' prior written notice is given to the Lender;

          (j) a signed opinion of legal counsel to the Borrower and its Subsidiaries opining as to such matters in connection with this Amendment as the Lender or its counsel may reasonably request;

          (k) landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located; and

          (l) certified copies of the articles of incorporation and by-laws of the Borrower and each of its Subsidiaries as in effect on the date of this Amendment;

          (m) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower and its Subsidiaries to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

          (n) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower and its Subsidiaries who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower or any Subsidiary or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

          (o) such other documents, instruments, certificates or agreements as the Lender or its counsel may reasonably request.

     5. The Borrower hereby covenants and agrees that, until the Obligations have been indefeasibly paid in full and the Commitment has been terminated, it will not make any payments on or with respect to the Mayflower Subordinated Debt, whether principal, interest or otherwise, and any such payment made by the Borrower shall constitute an Event of Default under the Loan Agreement, each Security Document and all other Loan Documents.

     6. The Borrower hereby acknowledges and agrees that the Borrower shall have no right to request LIBOR Advances under the Loan Agreement, and any currently outstanding LIBOR Advances may not be renewed or reborrowed as LIBOR Advances. Additionally, the Borrower agrees that, notwithstanding anything to the contrary contained in the Loan Agreement, the Note or any other Loan Document, interest on all presently outstanding LIBOR Advances shall be due and payable on April 12, 1999 and on the first day of each calendar month, commencing May 1, 1999. Further, any LIBOR Advances outstanding as of the date of this Amendment shall, as of the date of this Amendment, bear interest at the Prime Rate Basis rather than the LIBOR Basis and shall, for all purposes under the Loan Agreement, the Note and the other Loan Documents, be deemed to be Prime Rate Advances.

     7. The Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

     8. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lender.

     9. The Borrower acknowledges and agrees that, solely as an accommodation to the Borrower and at the Borrower's request, this Amendment has been executed on an expedited basis and prior to the completion of due diligence by the Lender and its counsel. Accordingly, the Borrower acknowledges that the Lender will conduct such lien searches, title searches and other investigations and due diligence which the Lender deems necessary or appropriate in its sole discretion, and that the Borrower, its Subsidiaries, its directors, officers and other employees will cooperate fully with the Lender and its counsel to complete such due diligence. Further, the Borrower and such Subsidiaries will, beginning within five (5) Business Days (and continuing diligently thereafter) following the Lender's request, take any action necessary to resolve any issues discovered during such due diligence to the Lender's reasonable satisfaction, including, without limitation, taking any action and executing any documents necessary to create, establish and perfect the Lender's first-priority Security Interest in all assets, real and personal, of the Borrower and its Subsidiaries. Any failure by the Borrower or any of its Subsidiaries to comply with the terms of this paragraph shall constitute an Event of Default under the Loan Agreement, the Security Documents and the other Loan Documents.

     10. The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to the Lender.

     11.  To induce the Lender to enter into this Amendment, the Borrower hereby
(a) represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default under the Loan Agreement or any of the other Loan Documents, and (b) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection in favor of the Borrower against the Lender exists arising out of or with respect to any of the Obligations.

     12. As a further material inducement to the Lender to enter into this Amendment, to make additional Loans to the Borrower and to grant concessions to the Borrower, all in accordance with and subject to the terms and conditions of this Amendment, all of which are to the direct advantage and benefit of the Borrower and its Subsidiaries, the Borrower, together with all of its successors and assigns:

          (a) does hereby remise, release, acquit, satisfy and forever discharge the Lender, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of the Lender from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing or whether known or unknown, which the Borrower now has or hereafter can, shall or may have by reason of any manner, cause or things, from the beginning of the world to and including the date of this Amendment, including specifically, but without limitation, matters arising out of, in connection with or related to:

               (i) any and all obligations owed or owing to the Lender under any document evidencing financial arrangements by, among and between the Lender and the Borrower, including the Loan Agreement, and including, but not limited to, the administration or funding thereof;

               (ii) the Loan Agreement, the Security Documents and all other Loan Documents, and the Indebtedness evidenced and secured thereby; or

               (iii) any other agreement or transaction between the Borrower and the Lender or any Subsidiary or Affiliate of Lender;

          (b) does hereby covenant and agree never to institute or cause to be instituted or continued prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Lender or any Subsidiaries or Affiliates of the Lender or any of their respective past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Amendment with respect to acts, occurrences or events after the date of this Amendment; and

          (c) expressly acknowledges and agrees that the waivers, estoppels and releases in favor of the Lender contained in this Amendment shall not be construed as an admission of any wrongdoing, liability or culpability on the part of the Lender or as any admission by the Lender of the existence of claims by the Borrower against the Lender. The Borrower further acknowledges and agrees that, to the extent any such claims exist, they are of a speculative nature so as to be incapable of objective evaluation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily "nuisance" value or "leverage" value in adversarial proceedings between the Borrower and the Lender. In any event, the Borrower and the Lender, and each of them, acknowledge and agree that the value to the Borrower of the covenants and agreements on the part of the Lender contained in this Amendment substantially and materially exceed any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by the Borrower.

     13. The Borrower represents and warrants that: (a) the Borrower has no present intent to file any voluntary petition under any chapter of the Bankruptcy Code, Title 11, U.S.C. ("Bankruptcy Code"), or in any manner to seek any relief under any other state, federal, or insolvency laws or laws providing for relief of debtors, or directly or indirectly to cause others to file such petition or to seek any such relief, either at the present time or at any time hereafter; (b) the Borrower has no present intent to directly or indirectly cause any involuntary petition under any chapter of the Bankruptcy Code to be filed against the Borrower or directly or indirectly cause the Borrower to become the subject of any proceeding pursuant to any other state, federal or other insolvency law or laws providing for the relief of debtors, either at the present time or at any time hereafter; and (c) the Borrower has no present intent to directly or indirectly cause the property of the Borrower to become the property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation, or insolvency proceedings, either at the present time or at any time hereafter.

     14. The Borrower agrees to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement and the other Loan Documents.

     15. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     16. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     17. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be duly executed under seal, all as of the date first above written.

                                        METROTRANS CORPORATION


                                        By:_______________________________
                                          Name:___________________________
                                          Title:__________________________

                                                    [CORPORATE SEAL]


                                        NATIONSBANK, N.A.


                                        By:_______________________________
                                          Name:___________________________
                                          Title:__________________________

                          ACKNOWLEDGMENT OF GUARANTOR

  The undersigned acknowledges the foregoing Fourth Amendment and agrees that its Subsidiary Guaranty remains in full force and effect, subject to no right of offset, defense, claim or counterclaim. The undersigned does hereby remise, release, acquit, satisfy and forever discharge the Lender, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of the Lender from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing or whether known or unknown, which the undersigned now has or hereafter can, shall or may have by reason of any manner, cause or things, from the beginning of the world to and including the date of this Amendment.

  The undersigned does hereby covenant and agree never to institute or cause to be instituted or continued prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Lender or any Subsidiaries or Affiliates of the Lender or any of their respective past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Amendment with respect to acts, occurrences or events after the date of this Amendment. The undersigned expressly acknowledges and agrees that the waivers, estoppels and releases in favor of the Lender contained in this Amendment shall not be construed as an admission of any wrongdoing, liability or culpability on the part of the Lender or as any admission by the Lender of the existence of claims by the undersigned against the Lender.

  The undersigned further acknowledges and agrees that, to the extent any such claims exist, they are of a speculative nature so as to be incapable of objective evaluation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily "nuisance" value or "leverage" value in adversarial proceedings between the undersigned and the Lender. In any event, the undersigned and the Lender, and each of them, acknowledge and agree that the value to the undersigned of the covenants and agreements on the part of the Lender contained in this Amendment substantially and materially exceed any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by the undersigned.

                                             BUS PRO, INC.


                                             By:_________________________
                                              Name:______________________
                                              Title:_____________________

                                                      [CORPORATE SEAL]

                  [UPDATED SCHEDULES TO THE LOAN AGREEMENT TO
                  BE PROVIDED BY THE BORRWER AND ITS COUNSEL]

                                      -23-